UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

miller industries, inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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8503 Hilltop Drive

Ooltewah, Tennessee 37363

SUPPLEMENT NO. 1 TO PROXY STATEMENT FOR MILLER INDUSTRIES, INC.

2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

Friday, June 21, 2024

Dated May 13, 2024

This Supplement No. 1 to the Definitive Proxy Statement (such Definitive Proxy Statement, the “Proxy Statement”) of Miller Industries, Inc., a Tennessee corporation (the “Company”), filed on Schedule 14A with the Securities and Exchange Commission on April 26, 2024 in connection with the Company’s 2024 Annual Meeting of Shareholders or any adjournment or postponement thereof (the “Annual Meeting”) is being filed for the purpose of (1) reporting the number of shares of common stock of the Company issued and outstanding as of the close of business on May 6, 2024 (the “Record Date”) and (2) correcting certain biographical information regarding Jill Sutton, a current member of the Board of Directors of the Company and a director nominee named in the Proxy Statement. Specifically, among other things, Ms. Sutton’s service as a director on the board of directors of Pitney Bowes Inc. has been added to her biographical information.

As of the close of business on the Record Date, there were 11,469,960 shares of common stock issued and outstanding, which are entitled to be voted at the Annual Meeting.

The corrected biographical information for Ms. Sutton is set forth below:

Jill Sutton Age 52 Director since: 2023 Independent Director Board Committees ▪ Compensation Committee	Former Chief Legal Officer, General Counsel and Corporate Secretary of United Natural Foods, Inc.
Other Current Public Directorships Pitney Bowes Inc. (NYSE: PBI) (Non-Executive Chair of the Board of Directors) Potbelly Corp (NASDAQ: PBPB)

Professional Experience

▪      Chief Legal Officer, General Counsel and Corporate Secretary at United Natural Foods, Inc. from May 2018 to December 2021, where she developed the company’s shareholder engagement program, was deeply involved in the Company’s ESG policies and programs, supported the realization of over $150 million in synergies following UNFI’s acquisition of SuperValu, and helped to assure the Company’s supply chain remained operational through the COVID-19 crisis.

▪      Deputy General Counsel and Corporate Secretary of General Motors Company from July 2015 to January 2018.

▪      Prior to that, Ms. Sutton served in various roles at Tim Hortons including Executive Vice President, General Counsel and Corporate Secretary and served as Corporate Counsel for The Wendy’s Company.

Qualifications

Ms. Sutton brings to the Board substantial experience in strategic planning, corporate finance, capital raises, mergers & acquisitions and corporate governance, including substantial involvement in ESG policies and programs. We believe these experiences, qualifications, attributes and skills qualify Ms. Sutton to serve as a member of our Board.

Except as specifically revised by the information contained herein, this Supplement No. 1 does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This Supplement No. 1 should be read together with the Proxy Statement, and, from and after the date of this Supplement No. 1, any reference to the “Proxy Statement” shall be deemed to include the Proxy Statement as supplemented hereby.